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                                                                   EXHIBIT 10.28

                             MHL DEVELOPMENT COMPANY

                        INCENTIVE STOCK OPTION AGREEMENT

                THIS AGREEMENT is made as of __________________ (the "Grant Date") between mHL Development Company (the "Company"), and
________________________ (the "Optionee").

        1. Option Grant. Pursuant to the Company's Stock Incentive Plan (the "Plan"), a copy of which is attached as Exhibit A, the Company hereby grants to the Optionee the right and option (the "Option") to purchase all or any part of an aggregate of__________ shares of the Company's authorized but unissued or reacquired Common Stock at a purchase price of $________ per share. The Option is an Incentive Stock Option, as defined in the Plan. This Agreement contains the entire understanding of, and supersedes any prior or contemporaneous agreements between the Optionee and the Company regarding rights to receive the Company's stock.

        2. Terms of Option. The Option is granted on the following terms and the Optionee acknowledges that the following terms summarize certain provisions of the Plan, and that the terms of the Plan, as interpreted by the Board of Directors, will govern any matter described in the Plan:

                2.1 Duration of Option. The Option shall continue in effect for a period of ten years from the Grant Date.

                2.2 Right to Exercise. The Option is not exercisable, in whole or in part, until the first anniversary of the Grant Date. On the first anniversary, the Option may be exercised for up to one-fifth of the total number of shares covered by the Option. On each of the second, third, fourth and fifth anniversaries of the Grant Date, the Option may be exercised for an additional one-fifth of the total number of shares covered by the Option. Subject to paragraph 2.5, the Option may be exercised from time to time over the period provided in paragraph 2.1 in accordance with this paragraph 2.2, provided that the Option shall not be exercised for any fractional shares. If the Optionee does not exercise the Option in any one period with respect to the full number of shares to which the Optionee is entitled in that period, the Optionee's rights shall be cumulative and the Optionee may purchase those shares in any subsequent period during the term of the Option.

                2.3 Nontransferability. The Option may not be assigned or transferred by the Optionee, either voluntarily or by operation of law, and may be exercised only by the Optionee.



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                2.4 Purchase of Shares. Unless the Board of Directors determines otherwise, the Option may be exercised only upon receipt by the Company of the Option Exercise Form, in the form attached as Exhibit B, from the Optionee stating the Optionee's intention to exercise, specifying the number of shares as to which the Optionee desires to exercise the Option and the date on which the Optionee desires to complete the transaction. Unless the Board of Directors determines otherwise, on or before the date specified for completion of the purchase of the shares, the Optionee must pay the Company the full purchase price of such shares in cash (which may be the proceeds of a loan from the Company). No shares shall be issued until full payment has been made and the Optionee has executed any applicable stock transfer restriction agreement as in effect at that time. The Optionee shall have none of the rights of a shareholder until a certificate for the shares is issued to the Optionee. Upon notification of the amount due (if any), the Optionee shall pay to the Company in cash amounts necessary to satisfy applicable federal, state and local withholding tax requirements. If additional withholding becomes required beyond any amount deposited before delivery of the certificates, the Optionee shall pay such amount to the Company on demand. If the Optionee fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the Optionee, including salary, subject to applicable law.

                2.5 Termination of Employment.

                        (a) Except as provided below, the Option may not be exercised unless at the time of such exercise the Optionee is employed by the Company or any subsidiary of the Company and shall have been so employed continuously since the date such option was granted. Absence on leave or on account of illness or disability under rules established by the Board of Directors shall not, however, be deemed an interruption of employment for this purpose.

                        (b) If the Optionee's employment by the Company or by any parent or subsidiary of the Company is terminated by retirement or for any reason, voluntarily or involuntarily, with or without cause, other than in the circumstances specified in subsection (c) below, the Option held by the Optionee may be exercised at any time prior to its expiration date or the expiration of 30 days after the date of such termination of employment, whichever is the shorter period, but only if and to the extent the Optionee was entitled to exercise the Option on the date of such termination.

                        (c) If the Optionee's employment by the Company or by any parent or subsidiary of the Company is terminated because of death or total disability (within the meaning of IRC Section 22(e)(3)), the Option may be exercised at any time prior to its expiration date or the expiration of one year after the date of such death or termination, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of such death or termination. If the Optionee's employment is terminated by death,



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the Option shall be exercisable only by the person or persons to whom the
Optionee's rights under the Option shall pass by the Optionee's will or by the laws of descent and distribution of the state or country of the Optionee's domicile at the time of death.

                        (d) In the event of the death or termination of employment of the Optionee, to the extent the Option shall not have been exercised within the limited periods provided above, all further rights to purchase shares pursuant to the Option shall cease and terminate at the expiration of such periods.

        3. Stock Restriction Agreement. The Optionee agrees that any shares acquired upon exercise of the Option shall be subject to a Stock Transfer Restriction Agreement, a copy of which will be provided at the time the Option is exercised.

        4. Approvals. The obligations of the Company under this Agreement are subject to the approval of state and federal authorities or agencies with jurisdiction in the matter. The Company will use its best efforts to take steps required by state or federal law or applicable regulations, including rules and regulations of the Securities and Exchange Commission and any stock exchange on which the Company's shares may then be listed, in connection with issuance or sale of any shares purchased upon exercise of the Option. The foregoing notwithstanding, the Company shall not be obligated to issue or deliver Common Stock under this Agreement if such issuance or delivery would violate applicable state or federal securities laws.

        5. No Other Rights. Nothing in the Plan or this Agreement shall confer upon the Optionee any right to be continued in the employment of the Company or any subsidiary or interfere in any way with the right of the Company or any subsidiary by whom the Optionee is employed to terminate the Optionee's employment at any time, for any reason, with or without cause, or to adjust the Optionee's compensation or benefits.

        6. Successors. This Agreement shall be binding upon and shall inure to the benefit of any successor or successors of the Company.

        7. Notices. Any notices required or permitted to be given to the Optionee pursuant to the Plan or the Agreement shall be in writing, addressed to the most recent address on the Company's records, and shall be deemed to be effectively given when (a) mailed by registered or certified mail with postage and fees prepaid, (b) sent by overnight delivery service, (c) personally delivered, or (d) sent by facsimile with confirmed transmission.

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MHL DEVELOPMENT COMPANY                     OPTIONEE

By:
   ---------------------------------        ------------------------------------
Print Name:
           -------------------------
                                            Address:
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(Name, Title)
                                            ------------------------------------

                                            ------------------------------------
                                            Social Security No.:
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